AMENDMENT

THIS AMENDMENT is made this 8th day of August 2007 by and between Icahn Capital Management LP (the “Management Company” or “Employer”), Icahn Onshore LP (the “Onshore GP”) and Icahn Offshore LP (the “Offshore GP” and together with the Onshore GP, the “Fund GPs”), and Vincent J. Intrieri residing at 1365 York Avenue, Apartment 21B, New York, NY 10128 (“Employee” or “you”).

RECITALS:

Employee executed an Agreement dated as of December 31, 2004, as amended (the “Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement) with Icahn Management LP, the Onshore GP, the Offshore GP and the Icahn Related Entities, as defined therein.

Pursuant to a Management Contribution, Assignment and Assumption Agreement dated as of August 8, 2007 between Icahn Management LP and the Management Company (the “Assignment”), Icahn Management LP assigned, transferred and conveyed to the Management Company, effective as of 12:01 a.m., August 8, 2007 (the “Effective Date”), all of its right, title and interest in and to the Agreement, and the Management Company assumed and agreed to perform the liabilities and obligations (the “Assumed Obligations”) of Icahn Management LP under the Agreement, other than liabilities and obligations arising prior to the Effective Date, including, without limitation, liabilities and obligations with respect to Employee’s Management Fee Participation arising prior to the Effective Date (those liabilities and obligations arising prior to the Effective Date, the “Retained Obligations”).

Each of Employer, the Onshore GP and the Offshore GP is owned indirectly by American Real Estate Holdings Limited Partnership, a Delaware limited partnership (“AREH”). The sole limited partner of AREH is American Real Estate Partners, L.P., a Delaware limited partnership (“AREP”).

The parties wish to amend the Agreement, as so assigned, such amendments to be effective as of the Effective Date.

In consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Consent. Employee hereby consents to the assignment of the Agreement pursuant to the Assignment.

2. Obligations of Icahn Management LP. Employee acknowledges and agrees that his right, title and interest to, and his obligations with respect to, the Management Fee Participation earned pursuant to the Agreement prior to the Effective Date were not assigned to the Management Company pursuant to the Assignment, and that the portion of the Agreement that relates to such Management Fee Participation has been amended pursuant to the Amendment In Relation to Management Fee Participation dated as of August 8, 2007 between Icahn Management LP, the Fund GPs, the Icahn Related Entities and Employee. Employee further agrees and acknowledges that the Management Company shall have no liability with respect to Employee’s Management Fee Participation earned prior to the Effective Date.

3. Management Company. As of and following the Effective Date, all references in the Agreement to “Management Company” or “Employer” shall be deemed to be references to Icahn Capital Management LP.

4. Aggregate Rights Undiminished. The parties agree that the Assignment, which resulted in the separation of the Agreement into two elements (a portion of the Agreement remaining with Icahn Management LP and the balance being assumed by the Management Company) shall not, in the aggregate, diminish or expand the rights or obligations of Employee and, in particular, will not diminish or expand his right to receive payments or other economic rights, in the aggregate. The parties agree that in addition to any other obligations they may have, Icahn Management LP is responsible for performing all of the Retained Obligations, and the Management Company is responsible for performing all of the Assumed Obligations. The parties agree and acknowledge that neither the Assignment nor this Amendment shall release the Other Parties from their obligations under the Agreement, as assigned, and the Other Parties will continue to be responsible for their obligations under the Agreement, as assigned, to the extent they are not performed by the Management Company and its Affiliates. In particular, no incremental cost, if any, that may be incurred by the Management Company and that is attributable to the compensation, bonus or expenses of Carl C. Icahn under his employment agreement entered into pursuant to that certain Contribution and Exchange Agreement dated August 8, 2007 by and among CCI Offshore Corp., CCI Onshore Corp., Icahn Management LP, Mr. Icahn and AREP (the “Contribution Agreement”), or to the earn-out payable to Mr. Icahn and his Affiliates under the Contribution, or to any expenses incurred because the Management Company will be owned by AREP and its Affiliates (that is, dealing with AREP’s accounting and reporting requirements), will diminish any amounts to be accrued or paid to Employee pursuant to the Agreement, as assigned. Attached hereto as Annex A is a schedule showing Employee’s accrued but unpaid Profit Participation, including unpaid amounts with respect to his deferred Management Fee Participation and amounts standing to the credit of the Employee Capital Account in respect of his Incentive Allocation Participation, updated through August 4, 2007. The parties agree that, absent manifest error, Annex A accurately sets forth the Profit Participation of the Employee to the date hereof and methodology for the calculation of the matters set forth therein.

5. Deferral of Management Fee Participation. As of and following the Effective Date, all references in the Agreement to the “Management Fee Participation” shall mean Employee’s Management Fee Participation earned hereunder in respect of periods from and after the Effective Date. Such deferred Management Fee Participation shall be deemed to be hypothetically invested in the Offshore Fund, or in such other Funds that the Management Company may select from time to time, and accruals and payments to Employee under the Agreement with respect to such deferred Management Fee Participation shall be equal to the amount hypothetically invested as the same may be increased or decreased by the actual returns on the amounts hypothetically invested in the Offshore Fund. The Management Company shall be responsible for payment of Employee’s Management Fee Participation earned on and following the Effective Date, together with all hypothetical gains and losses thereon.

6. Vesting. Employee’s right to receive any amount or payments in respect of the Profit Participation earned after the Effective Date shall vest in accordance with Section 11 of the Agreement, taking into account for such purpose Employee’s periods of service with Icahn Management LP and the Icahn Related Entities commencing January 1, 2005 through the Effective Date, and Employee’s periods of service with the Management Company and the Icahn Related Entities from and after the Effective Date. For the avoidance of doubt, neither the Assignment nor Employee’s ceasing to provide services to Icahn Management LP as of the Effective Date shall result in the accelerated vesting of the Profit Participation pursuant to Section 11 of the Agreement.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and/or to be performed in that State, without regard to any choice of law provisions thereof. All disputes arising out of or related to this Amendment shall be submitted to the state and federal courts of New York, and each party irrevocably consents to such personal jurisdiction and waives all objections thereto, but does so only for the purposes of this Amendment.

8. Agreement in Force. Except as specifically amended by this Amendment, all terms and provisions of the Agreement, as assigned, shall remain and continue in full force and effect.

9. Responsibilities of AREP. If any amount required to be paid to Employee by Employer hereunder is not paid when due, following written demand by Employee to AREP, AREP shall be responsible for paying all such amounts to Employee.

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In WITNESS WHEREOF, undersigned have executed this Agreement as of the date first written above.

EMPLOYEE

/s/ Vincent J. Intrieri
Vincent J. Intrieri

Icahn Capital Management LP

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

Icahn Onshore LP

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

Icahn Offshore LP

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

American Real Estate Partners, L.P.

By: /s/ Edward Mattner
Name: Edward Mattner
Title: Authorized Signatory

[Signature page to Amendment to Vincent J. Intrieri Employment Agreement]